Exhibit 10.2

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”), dated as of November   , 2017 (the “Effective Date”), is made and entered into by and among WORKSPACE PROPERTY TRUST, L.P., a Delaware limited partnership (the “Partnership”), and the partners of Workspace Property Management, L.P., a Delaware limited partnership (“WPM”), listed on Exhibit A attached hereto (each a “Contributor” and collectively, the “Contributors”).

W I T N E S S E T H:

WHEREAS, the Partnership is the operating partnership of Workspace Property Trust, a Maryland real estate investment trust (the “REIT”), and the REIT is the sole general partner of the Partnership;

WHEREAS, the REIT will elect to be treated as a real estate investment trust for Federal income tax purposes beginning with its taxable year ending December 31, 2017;

WHEREAS, concurrently with the execution of this Agreement, the REIT is consummating the initial closing of an initial public offering (the “IPO”) of common shares of beneficial interest, $0.01 par value per share (the “Common Shares”) of the REIT;

WHEREAS, the Contributors comprise the general partner and all of the limited partners of WPM and are, collectively, the owners of 1,250 partnership units of WPM, which units represent 100% of the issued and outstanding partnership interests of WPM (the “Contributed Units”);

WHEREAS, the Contributors are parties to that certain Agreement Regarding Formation Transactions, dated as of October 13, 2017, pursuant to which, among other things, each Contributor agreed to contribute the number of Contributed Units set forth opposite such Contributor’s name on Exhibit A attached hereto to the Partnership, in exchange for an aggregate number of common units of limited partnership interest in the Partnership (“OP Units”) equivalent in value to six (6) times WPM’s trailing 12 calendar months gross revenue (such number of OP Units to be determined by dividing such amount by the IPO offering price of the Common Shares set forth in the final prospectus for the IPO);

WHEREAS, following the contribution of the Contributed Units to the Partnership, the Partnership shall directly own 100% of the partnership interests in WPM, which will then be immediately liquidated and dissolved;

WHEREAS, each Contributor desires to contribute to the Partnership the number of Contributed Units set forth opposite such Contributor’s name on Exhibit A attached hereto; and

WHEREAS, the Partnership desires to accept the Contributed Units of each Contributor and to issue to each Contributor the number of OP Units set forth opposite such Contributor’s name on Exhibit A attached hereto in exchange therefor.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      Contribution.  The Contributor hereby contributes, transfers, assigns, conveys and delivers to the Partnership, as of the Effective Date, all of its right, title and interest in and to the Contributed Units, free and clear of any mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, licenses, easements, or voting agreements, created by or resulting from any act or omission to act of the Contributor or any controlling affiliate of such Contributor.

2.                                      Acceptance of the Contributed Units; Issuance of the Interest in the Partnership.

(a)                                 The Partnership hereby accepts the contribution, assignment, transfer, conveyance and delivery of the Contributed Units, and in consideration therefor, hereby issues to each Contributor the number of OP Units set forth opposite such Contributor’s name on Exhibit A (collectively, the “Issued OP Units”).

(b)                                 The Partnership hereby covenants and agrees to fulfill, perform, discharge and assume the liabilities and obligations of the Contributors with respect to the Contributed Units arising from and after the Effective Date.

3.                                      Code Section 721 Treatment.    For all income tax purposes, each Contributor and the Partnership intend that the contribution of the Contributed Units shall be treated as a tax-deferred contribution pursuant to Section 721 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

4.                                      Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and not by choice of law principles or the laws of any other State.

(b)                                 Each party hereto hereby submits to the exclusive jurisdiction of any United States Federal Court sitting in New York County or New York State Court located in New York County in any action or proceeding arising out of or relating to this Agreement.

(c)                                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, A TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

5.                                      Entire Agreement.  This Agreement, embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.

6.                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement.

7.                                      Further Assurances.  Each party will do such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm to the requesting party its rights, powers and remedies under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PARTNERSHIP:

Workspace Property Trust, L.P., a Delaware limited partnership

By: Workspace Property Trust, its sole General Partner

By:
Name:
Title:

CONTRIBUTORS:

RV PM GP, LLC, a Delaware limited liability company

By: RV Office, LLC, its managing member

By:	*
Name:	Thomas A. Rizk
Title:	Chief Executive Officer

Forum Partners Investment Management, LLC a Delaware limited liability company

By:	*
Name:
Title:

EW Horsham, LLC, a Delaware limited liability company

By:	*
Name:
Title:

Everwatch Capital II, LP, a Delaware limited partnership

By: *
Name:
Title:

Everwatch Capital III, LP, a Delaware limited partnership

By: *
Name:
Title:

JMP Asset Management LLC, a Delaware limited liability company

By: *
Name:
Title:

SSOP Management, LLC, a Delaware limited liability company

By: *
Name:
Title:

* By:

, Attorney-in-fact

EXHIBIT A

CONTRIBUTED UNITS AND ISSUED OP UNITS

CONTRIBUTORS	CONTRIBUTED UNITS	ISSUED OP UNITS
General Partner
RV PM GP, LLC 700 Dresher Road Suite 150 Horsham PA 19044	1.000
Limited Partners
RV Office, LLC c/o Rizk Ventures 1540 Broadway New York, NY 10036	574.000
Forum Partners Investment Management, LLC c/o Forum Members 1st Floor, 16 Berkeley Street London, W1J8DZ	225.000
EW Horsham, LLC 8 Sound Shore Drive, Suite 200 Greenwich, CT 06830	4.900
Everwatch Capital II, LP 8 Sound Shore Drive, Suite 200 Greenwich, CT 06830	47.550
Everwatch Capital III, LP 8 Sound Shore Drive, Suite 200 Greenwich, CT 06830	47.550
JMP Asset Management LLC 600 Montgomery Street, Suite 1100 San Francisco, CA 94111	100.000
SSOP Management, LLC	250.000
Total	1,250.000